UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 29, 2021
iRhythm Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37918	20-8149544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(Address of principal executive office) (Zip Code)
(415) 632-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	IRTC	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2021, Michael Coyle’s employment with iRhythm Technologies, Inc. (the “Company”) ended as a result of his resignation as Chief Executive Officer of the Company, which was previously reported. On June 29, 2021, the Company and Mr. Coyle entered into a Separation Agreement and Release (the “Separation Agreement”) pursuant to which: (i) Mr. Coyle will receive $200,000, less applicable deductions and withholdings; and (ii) Mr. Coyle will repay $584,053.58 of his relocation assistant loan to the Company. Mr. Coyle also entered into Consulting Agreement, as of the same date, with the Company to provide consulting services related to reimbursement matters and transition assistance on an as needed basis to the Company’s Interim Chief Executive Officer, Douglas Devine (the “Consulting Agreement”). The descriptions of the Separation Agreement and the Consulting Agreement are qualified in their entirety by the actual agreements, which are attached hereto as Exhibits 10.1 and 10.2 respectively, to this Current Report on Form 8-K.

On July 1, 2021, the Board of Directors acting on the recommendation of its Compensation Committee and after considering input from its compensation consultant, Compensia, Inc., approved an offer letter for Doug Devine in connection with his role as Interim Chief Executive Officer (the “Offer Letter”). Pursuant to the Offer Letter and for so long as Mr. Devine is the Interim Chief Executive Officer, Mr. Devine will receive a salary of $600,000 annually and will be eligible to earn an annual cash bonus equal to 60% of his salary based upon mutually agreed upon goals and metrics by Mr. Devine and the Company’s Board of Directors and its Compensation Committee. The Offer Letter also indicates that Mr. Devine will receive a grant of RSUs with a grant date fair value equal to $1,148,000, and will continue to be eligible to receive severance benefits pursuant to the terms of the Company’s Change in Control and Severance Policy (the “Severance Policy”), with any benefit eligibility calculated by reference to Tier 2 eligibility standard as set forth in such Severance Policy. The description of the Offer Letter is qualified in its entirety by the actual offer letter, which is attached hereto as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01                     Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement and Release by and between the Company and Michael Coyle dated June 29, 2021
10.2	Consulting Agreement by and between the Company and Michael Coyle dated June 29, 2021
10.3	Offer Letter dated July 2, 2021 by and between the Company and Douglas Devine

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IRHYTHM TECHNOLOGIES, INC.

Date: July 6, 2021	By:	/s/ Douglas J. Devine
Douglas J. Devine
Interim Chief Executive Officer